Exhibit 4.3

THE DAYTON POWER AND LIGHT COMPANY

AND

THE BANK OF NEW YORK MELLON
(formerly The Bank of New York)

                                    Trustee

_________________

Forty-Eighth Supplemental Indenture

_________________

Dated as of August 1, 2015

TABLE OF CONTENTS

Page

First. Real Property and Interests in Real Property.		6

Second. Electric Generating Plants.		6

Third. Transmission Lines.		6

Fourth. Substations and Substation Sites.		6

Fifth. Electric Distribution Systems.		7

Sixth. Liquefied Petroleum Gas Production and Storage Facilities.		7

Seventh. Gas Distribution Systems.		8

Eighth. Office and Departmental Buildings.		8

Ninth. Telephone Lines.		8

Tenth. Franchises.		8

Eleventh. Other Real Estate and Appurtenances.		8

Twelfth. Property Hereafter to Become Subject to the Lien of the First Mortgage as Amended.		9

ARTICLE One.	Bonds of the VARIABLE RATE Pollution Control Series 2015-A Due 2040 and Issue Thereof	11
SECTION 1.	Series and Form of Series A New Bonds	11
SECTION 2.	Issue of Series A New Bonds	11
SECTION 3.	Dates, Interest, Etc. of Series A New Bonds	11
SECTION 4.	Denominations and Exchangeability of Series A New Bonds; Temporary Bonds May Be Authenticated and Delivered	12
SECTION 5.	Mandatory Redemption or Repurchase	13
SECTION 6.	Extraordinary Optional Redemption	13
SECTION 7.	Optional Redemption	13
SECTION 8.	Notice of Redemption	14
SECTION 9.	Cancellation	14
SECTION 10.	Series A New Bonds Deemed Paid in Additional Circumstances	14
SECTION 11.	Surrender of Series A New Bonds in Certain Circumstances	15
SECTION 12.	Application of Article Ten of First Mortgage as Amended	15

ARTICLE Two.	[RESERVED]	16

ARTICLE Three.	[RESERVED]	16

i

ii

Testimonium

Signatures

Acknowledgments

EXHIBITS

Exhibit A – Form of Series A New Bond

Exhibit B – Legal Description

iii

FortY-EIGHTH SUPPLEMENTAL INDENTURE, dated as of August 1, 2015, between THE DAYTON POWER AND LIGHT COMPANY, a corporation of the State of Ohio (hereinafter sometimes called the Company), party of the first part, and THE BANK OF NEW YORK MELLON (formerly The Bank of New York), a corporation of the State of New York (hereinafter sometimes called the Trustee), as Trustee, party of the second part, whose mailing address is 101 Barclay Street, New York, New York 10286.

WHEREAS, the Company has heretofore executed and delivered to Irving Trust Company (now The Bank of New York Mellon) a certain Indenture, dated as of October 1, 1935 (hereinafter sometimes called the First Mortgage), to secure the payment of the principal of and interest on an issue of bonds of the Company, unlimited in aggregate principal amount (hereinafter sometimes called the Bonds); and

WHEREAS, the Company has issued under the First Mortgage its Bonds of a series known as the First and Refunding Mortgage Bonds, 3½% Series Due 1960, authorized in unlimited aggregate principal amount, all of which have been redeemed or otherwise retired; and

WHEREAS, in Article Two of the First Mortgage it is provided in substance, among other things, that the Bonds may be issued in series, the Bonds of each series maturing on such dates and bearing interest at such rates, respectively, as the Board of Directors of the Company may determine prior to the authentication thereof; and

WHEREAS, the Company has heretofore executed and delivered to the Trustee forty-seven supplemental Indentures numbered, dated and, except as set forth below, providing for their respective series of First Mortgage Bonds, all as set forth in the tabulation below:

Supplemental Indenture	Dated As Of	Series Provided For	Principal Amount Outstanding
First	March 1, 1937	3¼% Series Due 1962	None
Second	January 1, 1940	3% Series Due 1970	None
Third	October 1, 1945	2¾% Series Due 1975	None
Fourth	January 1, 1948	3% Series Due 1978	None
Fifth	December 1, 1948	3% Series A Due 1978	None
Sixth	February 1, 1952	3¼% Series Due 1982	None
Seventh	September 1, 1954	3% Series Due 1984	None
Eighth	November 1, 1957	5% Series Due 1987	None
Ninth	March 1, 1960	5⅛% Series Due 1990	None
Tenth	June 1, 1963	4.45% Series Due 1993	None
Eleventh	May 1, 1967	5⅝% Series Due 1997	None
Twelfth	June 15, 1968	6¾% Series Due 1998	None
Thirteenth	October 1, 1969	8¼% Series Due 1999	None
Fourteenth	June 1, 1970	9½% Series Due 2000	None
Fifteenth	August 1, 1971	8% Series Due 2001	None
Sixteenth	October 3, 1972	None issued	None
Seventeenth	November 1, 1973	8% Series Due 2003	None
Eighteenth	October 1, 1974	10⅛% Series Due 1981	None
Nineteenth	August 1, 1975	10.70% Series Due 2005	None
Twentieth	November 15, 1976	8¾% Series Due 2006	None
Twenty-First	April 15, 1977	6.35% Series Due 2007	None
Twenty-Second	October 15, 1977	8½% Series Due 2007	None

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Twenty-Third	April 1, 1978	8.95% Series Due 1998	None
Twenty-Fourth	November 1, 1978	9½% Series Due 2003	None
Twenty-Fifth	August 1, 1979	10¼% Series Due 1999	None
Twenty-Sixth	December 1, 1979	12⅛% Series Due 2009	None
Twenty-Seventh	February 1, 1981	14⅝% Series Due 1988	None
Twenty-Eighth	February 18, 1981	14⅝% Series Due 1988	None
Twenty-Ninth	September 1, 1981	17% Series Due 1991	None
Thirtieth	March 1, 1982	16¾% Series Due 2012	None
Thirty-First	November 1, 1982	11½% Series Due 2012-A	None
Thirty-Second	November 1, 1982	11½% Series Due 2012-B	None
Thirty-Third	December 1, 1985	9½% Series Due 2015	None
Thirty-Fourth	April 1, 1986	9% Series Due 2016	None
Thirty-Fifth	December 1, 1986	8⅞% Series Due 2016	None
Thirty-Sixth	August 15, 1992	6.40% Pollution Control Series 1992-A Due 2027	None
		6.40% Pollution Control Series 1992-B Due 2027	None
Thirty-Seventh	November 15, 1992	6.50% Pollution Control Series 1992-C Due 2022	None
Thirty-Eighth	November 15, 1992	8.40% Series Due 2022	None
Thirty-Ninth	January 15, 1993	8.15% Series Due 2026	None
Fortieth	February 15, 1993	7⅞% Series Due 2024	None
Forty-First	February 1, 1999	None issued	None
Forty-Second	September 1, 2003	5⅛% Series Due 2013	None
Forty-Third	August 1, 2005	4.80% Pollution Control Series 2005-A Due 2034	$41,300,000
		4.80% Pollution Control Series 2005-B Due 2034	$137,800,000
		4.70% Pollution Control Series 2005-C Due 2028	$35,275,000
Forty-Fourth	September 1, 2006	4.80% Pollution Control Series 2006 Due 2036	$100,000,000
Forty-Fifth	November 1, 2007	Variable Rate Pollution Control Series 2007 Due 2040	None
Forty-Sixth	December 1, 2008	Variable Rate Pollution Control Series 2008-A Due 2040	$50,000,000
		Variable Rate Pollution Control Series 2008-B Due 2040	$50,000,000
Forty-Seventh	September 1, 2013	1.875% Series Due 2016	$445,000,000

WHEREAS, said Eleventh Supplemental Indenture, which created the 5⅝% Series Due 1997, provided in its Article Three for certain amendments to the First Mortgage, as theretofore amended, each such amendment to become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, or Series Due 1993, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each said series of which Bonds are then outstanding; and

WHEREAS, said Fifteenth Supplemental Indenture, which created the 8⅛% Series Due 2001, provided (a) in its Article Four for an amendment to the First Mortgage, as theretofore amended, to become effective on the date on which the amendments provided for by Section 3 of Article Three of said Eleventh Supplemental Indenture shall become effective and (b) in its Article Five for certain additional amendments to the First Mortgage, as theretofore amended, to become effective on the earliest date on which either (i) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, Series Due 1993, Series Due 1997, Series Due 1998, Series Due 1999, or Series Due 2000, or (ii) there shall have been executed and delivered a supplemental indenture or indentures

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embodying said amendments (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (i), or of each said series of which Bonds are then outstanding; and

WHEREAS, the Company has heretofore executed and delivered to the Trustee a Sixteenth Supplemental Indenture dated as of October 3, 1972, which provided in its Article One for an amendment of Article Five of the First Mortgage, as theretofore amended, altering the requirements for the opinion of counsel to be delivered to the Trustee as a condition precedent to the authentication and delivery of additional Bonds under Article Five or the withdrawal of cash under Article Seven of the First Mortgage, as theretofore amended; and

WHEREAS, none of the Bonds of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, or Series Due 1993 remain outstanding and the amendments contained in said Eleventh Supplemental Indenture have become effective; and

WHEREAS, none of the Bonds of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, Series Due 1993, Series Due 1997, Series Due 1998, Series Due 1999, or Series Due 2000 remain outstanding and the amendments contained in said Fifteenth Supplemental Indenture that did not theretofore become effective by virtue of the Sixteenth Supplemental Indenture have become effective; and

WHEREAS, said Forty-Second Supplemental Indenture, which created the 5-1/8% Series Due 2013, provided in its Article Two for certain amendments to the First Mortgage, as theretofore amended, to become effective on the earliest date on which either (i) there shall not be any Bonds outstanding of 6.35% Series Due 2007, Pollution Control Series 1992-A Due 2027, Pollution Control Series 1992-B Due 2027, Pollution Control Series 1992-C Due 2022, Series Due 2026 and Series Due 2024, or (ii) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (i); and

WHEREAS, none of the Bonds of 6.35% Series Due 2007, Pollution Control Series 1992-A Due 2027, Pollution Control Series 1992-B Due 2027, Pollution Control Series 1992-C Due 2022, Series Due 2026 and Series Due 2024 remain outstanding and the amendments contained in said Forty-Second Supplemental Indenture have become effective; and

WHEREAS, the First Mortgage as amended by the First through the Forty-Seventh Supplemental Indentures is hereinafter called the First Mortgage as amended; and

WHEREAS, it is provided in Article Seven of the First Mortgage as amended, among other things, that the Company may issue additional Bonds thereunder upon the deposit with the Trustee of cash equal to the principal amount of such additional Bonds to be issued; it is provided in Article Six of the First Mortgage as amended, among other things, that if Bonds are paid, retired, redeemed, canceled or surrendered to the Trustee for cancellation (except when canceled pursuant to certain provisions of the First Mortgage as amended), the Company may

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issue additional Bonds thereunder in principal amount equivalent to the principal amount of the Bonds so paid, retired, redeemed, canceled or surrendered to the Trustee for cancellation; it is provided in Article Five of the First Mortgage as amended, among other things, that the Company may issue additional Bonds thereunder upon the basis of property additions in accordance with and subject to the conditions, provisions and limitations set forth in said Article Five; and it is provided in Article Eighteen of the First Mortgage as amended, among other things, that the Company and the Trustee may from time to time enter into one or more indentures supplemental to the First Mortgage as amended for the purposes, among other things which may be therein set forth, to mortgage or pledge additional property under the First Mortgage as amended and to establish the terms and provisions of any series of Bonds other than the 3½% Series Due 1960; and

WHEREAS, the Company, pursuant to resolutions duly adopted by its Board of Directors by unanimous written consent in lieu of a meeting, has determined under and in accordance with the provisions of the First Mortgage as amended and of this Forty-Eighth Supplemental Indenture to create a new series of Bonds dated August 3, 2015 to be known as its First Mortgage Bonds, Variable Rate Pollution Control Series 2015-A Due 2040 (hereinafter sometimes called the Series A New Bonds), which shall be limited to the aggregate principal amount of $100,000,000, the maturity date of which being November 1, 2040; and

WHEREAS, the Series A New Bonds are to be issued by the Company to the Ohio Air Quality Development Authority (hereinafter called the Authority), or its assignee, to evidence and secure the obligations of the Company to repay the loan of the proceeds of the sale of the Series A Project Bonds (as hereinafter defined) made by the Authority to the Company, pursuant to a certain Loan Agreement, dated as of August 1, 2015, between the Authority and the Company (hereinafter called the Series A Loan Agreement), to assist in the refunding of (i) the Authority’s State of Ohio Collateralized Air Quality Development Revenue Refunding Bonds, 2008 Series A (The Dayton Power and Light Company Project) (hereinafter called the Refunded A Bonds), and (ii) the Authority’s State of Ohio Collateralized Air Quality Development Revenue Refunding Bonds, 2008 Series B (The Dayton Power and Light Company Project) (hereinafter called the Refunded B Bonds, and together with the Refunded A Bonds, the Refunded Bonds), the proceeds of the Refunded Bonds having been loaned to the Company to finance a portion of additional costs of acquisition, construction and installation of certain “air quality facilities” (as that term is defined and used in Section 3706.01, of the Ohio Revised Code) installed in connection with: Units 7 and 8 at the Miami Fort Generating Station located in Hamilton County, Ohio as to which the Company at the date hereof owns an undivided 36% interest as tenant in common with another public utility company, Unit 2 at the Killen Generating Station located in Adams County, Ohio as to which the Company at the date hereof owns an undivided 67% interest as tenant in common with another public utility company, Units 1-4 at the J. M. Stuart Generating Station located in Brown and Adams Counties, Ohio as to which the Company at the date hereof owns an undivided 35% interest as tenant in common with two other public utility companies, and Unit 4 at the Conesville Generating Station in Coshocton County, Ohio as to which the Company at the date hereof owns an undivided 16.5% interest as tenant in common with two other public utility companies (such interests in said facilities being hereinafter called the Project); and

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WHEREAS, the loans by the Authority in respect of the refunding of the Refunded Bonds are to be funded by the proceeds derived from the sale by the Authority of State of Ohio Collateralized Air Quality Development Revenue Refunding Bonds, 2015 Series A (The Dayton Power and Light Company Project), in the aggregate principal amount of $100,000,000 (hereinafter called the Series A Project Bonds) dated August 3, 2015 and having a maturity date of November 1, 2040; and

WHEREAS, the Series A Project Bonds are to be issued under a certain Trust Indenture, dated as of August 1, 2015 (hereinafter called the Series A Project Bonds Indenture), between the Authority and The Bank of New York Mellon, as Trustee (hereinafter in such capacity called the Series A Project Bond Trustee), and the Series A New Bonds are to be assigned by the Authority to the Series A Project Bond Trustee as security for the payment of the principal of, and premium, if any, and interest on the Series A Project Bonds and are to be delivered by the Company on behalf of the Authority directly to the Series A Project Bond Trustee; and

WHEREAS, the Series A New Bonds, and the Trustee’s certificate to be endorsed thereon, are to be respectively and substantially in the form established hereby and approved by the aforesaid resolutions, which are substantially in the form of Exhibit A hereto; and

WHEREAS, the Board of Directors adopted resolutions that authorized officers of the Company to approve the form, terms and provisions of this Forty-Eighth Supplemental Indenture (including the form of the Series A New Bonds), and the execution by the Company of this Forty-Eighth Supplemental Indenture; and

WHEREAS, all things necessary to make the Series A New Bonds hereinafter described, when duly authenticated by the Trustee and issued by the Company, valid, binding and legal obligations of the Company, and to make this Indenture a valid and binding agreement supplemental to the First Mortgage as amended, have been done and performed.

NOW, THEREFORE, THIS INDENTURE WITNESSETH

that, in order further to secure the payment of all the Bonds at any time issued and outstanding under the First Mortgage as amended or this Forty-Eighth Supplemental Indenture according to their tenor, purport and effect, as well the interest thereon and the principal thereof, and further to secure the performance and observance of all the covenants and conditions therein and in the First Mortgage as amended and herein contained, and further to set forth the terms and conditions upon which the Series A New Bonds are to be issued, secured and held, and for and in consideration of the premises and of the acceptance or purchase of the Series A New Bonds by the holders or registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the ensealing and delivery of this Forty-Eighth Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Forty-Eighth Supplemental Indenture, and has granted, bargained, sold, released, conveyed, assigned, transferred, pledged, set over and confirmed, and by these presents does mortgage, grant, bargain, sell, release, convey, assign, transfer, pledge, set over and confirm unto the Trustee, and to its successor or successors in said trust, and to it and its and their assigns forever with covenant of general warranty, and does hereby subject to the lien of the First Mortgage as heretofore and hereby

5

amended all the following described properties (all of which properties are included in and constitute a part of the “mortgaged property” and the “mortgaged and pledged property” as such terms are used and defined in the First Mortgage as heretofore and hereby amended and whenever used in the First Mortgage as heretofore and hereby amended such terms include and refer to such properties), to wit:

First.

Real Property and Interests in Real Property.

All and singular, all real property and interests in real property acquired by the Company between September 1, 2013, the date of the Forty-Seventh Supplemental Indenture, and the date of this Forty-Eighth Supplemental Indenture, and owned by the Company at the latter date, including, without limitation, the real property and improvements described on Exhibit B attached hereto and incorporated by reference herein.

Second.

Electric Generating Plants.

All electric generating plants and stations of the Company acquired by it between September 1, 2013, the date of the Forty-Seventh Supplemental Indenture, and the date of this Forty-Eighth Supplemental Indenture, and owned by it at the latter date, including all power houses, buildings, structures and works, and the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, towers, poles, wires, machinery, equipment, appliances, appurtenances and supplies forming a part of such plants and stations, or any of them, or occupied, enjoyed or used in connection therewith.

Third.

Transmission Lines.

All electric overhead and underground transmission lines of the Company acquired by it between September 1, 2013, the date of the Forty-Seventh Supplemental Indenture, and the date of this Forty-Eighth Supplemental Indenture, and owned by it at the latter date, including towers, poles, pole lines, conduits, manholes, switching devices, insulators, and other structures, appliances, devices and equipment, and all the property forming a part thereof or appertaining thereto, and all service lines extending therefrom, together with all real property, rights-of-way, easements, permits, privileges, franchises, and rights for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public way within as well as without the corporate limits of any municipal corporation.

Fourth.

Substations and Substation Sites.

All substations and switching stations of the Company acquired by it between September 1, 2013, the date of the Forty-Seventh Supplemental Indenture, and the date of this Forty-Eighth

6

Supplemental Indenture, and owned by it at the latter date, for transforming or otherwise regulating electric current at any of its plants, together with all buildings, transformers, wires, cables, insulators, structures, appliances, devices, equipment and all other property, real or personal, forming a part of, or appertaining thereto, or used, occupied or enjoyed in connection with any of such substations and switching stations.

Fifth.

Electric Distribution Systems.

All electric distribution systems of the Company acquired by it between September 1, 2013, the date of the Forty-Seventh Supplemental Indenture, and the date of this Forty-Eighth Supplemental Indenture, and owned by it at the latter date, including substations, transformers, switchboards, towers, poles, wires, insulators, conduits, cables, manholes, appliances, devices, equipment and all other property, real or personal, forming a part of or appertaining thereto, or used, occupied or enjoyed in connection with such distribution systems or any of them, together with all rights-of-way, easements, permits, privileges, franchises, and rights in or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or public ways within as well as without the corporate limits of any municipal corporation.

Sixth.

Liquefied Petroleum Gas Production and Storage Facilities.

All additions to liquefied petroleum gas production plants and storage facilities of the Company acquired by it between September 1, 2013, the date of the Forty-Seventh Supplemental Indenture, and the date of this Forty-Eighth Supplemental Indenture, and owned by it at the latter date, including all buildings, structures, underground storage caverns, and works, and the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, pipe lines, machinery, equipment, appliances, appurtenances and supplies forming a part of such plants and stations, or any of them, or occupied, enjoyed or used in connection therewith.

Seventh.

Gas Distribution Systems.

All gas distribution systems of the Company acquired or constructed by it between September 1, 2013, the date of the Forty-Seventh Supplemental Indenture, and the date of this Forty-Eighth Supplemental Indenture, and owned by it at the latter date, for distribution of gas, including pipes, mains, conduits, meters, appliances, equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such distribution systems, or any of them, together with all rights-of-way, easements, permits, privileges, franchises and rights, for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways, within as well as without the corporate limits of any municipal corporation.

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Eighth.

Office and Departmental Buildings.

All office and departmental buildings of the Company, including the real estate on which such structures stand, acquired by it between September 1, 2013, the date of the Forty-Seventh Supplemental Indenture, and the date of this Forty-Eighth Supplemental Indenture, and owned by it at the latter date, appertaining to, used, occupied or enjoyed in connection with the rendition of public utility service.

Ninth.

Telephone Lines.

All telephone lines of the Company acquired by it between September 1, 2013, the date of the Forty-Seventh Supplemental Indenture, and the date of this Forty-Eighth Supplemental Indenture, and owned by it at the latter date, used or available for use in the operation of its properties or otherwise.

Tenth.

Franchises.

All and singular the franchises, grants, immunities, privileges and rights of the Company granted to or acquired by it between September 1, 2013, the date of the Forty-Seventh Supplemental Indenture, and the date of this Forty-Eighth Supplemental Indenture, and to which it was entitled at the latter date, including all and singular the franchises, grants, immunities, privileges and rights of the Company granted by all municipalities or political subdivisions, and all right, title and interest therein owned by the Company on the date of the execution of this Forty-Eighth Supplemental Indenture, and all renewals, extensions and modifications of said franchises, grants, immunities, privileges and rights, or any of them, and of all other franchises, grants, immunities, privileges and rights now subject to the lien of the First Mortgage as amended.

Eleventh.

Other Real Estate and Appurtenances.

A. All other real estate and interests in real estate and all other physical electric power and light, gas and other property owned by the Company at the date of execution of this Forty-Eighth Supplemental Indenture.

B. All other real estate and interests in real estate and all other physical electric power and light, gas and other property which the Company may hereafter acquire or construct.

C. All present and future appurtenances of the real estate and interests in real estate which now are, or hereafter shall be, subject to the lien of the First Mortgage as amended, and all plants, works, buildings, structures, fixtures, improvements, betterments and additions now

8

owned, or hereafter acquired or constructed by the Company, upon any of the real estate which, or interests in which, now are or hereafter shall be subject to the lien of the First Mortgage as amended.

D. All corporate rights, privileges, immunities and franchises, powers, licenses, easements, leases, contracts and other rights and all renewals and extensions thereof held or acquired for use or used upon, or in connection with or appertaining to, any of the properties which now are or hereafter shall be subject to the lien of the First Mortgage as amended, or which the Company has or may have the right to exercise in respect of any of said properties.

E. All machinery, tools and equipment now owned or hereafter acquired by the Company, which now or hereafter belong or appertain to or are used in connection with the plants, works, transmission lines, distribution systems, buildings, structures and fixtures which now are or hereafter shall be subject to the lien of the First Mortgage as amended.

Together with all and singular the tenements, hereditaments and appurtenances belonging or in any way appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, rents, issues, income and profits thereof, and all the estate, right, title, interest and claim whatsoever at law or in equity, which the Company now has or which it may hereafter acquire in and to the aforesaid property and every part and parcel thereof.

It is not intended to include in the lien of the First Mortgage as amended and this grant shall not be deemed to apply (1) to any revenues, earnings, rents, issues, income or profits of the mortgaged property, or any cash (except cash deposited with the Trustee pursuant to any of the provisions of the First Mortgage as heretofore and hereby amended), or any bills, notes or accounts receivable, contracts or choses in action, or any materials or supplies or construction equipment, or any merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business, except in case of the happening of a completed default as defined in Section 1 of Article Twelve of the First Mortgage as heretofore and hereby amended, and following such completed default, in case the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged property, or (2) in any case, to any cars, trucks or other vehicles of any nature for the transportation of personnel, materials or equipment by any means which may have been acquired after the effective date of the amendment to this Clause made by or pursuant to the provisions of the Eleventh Supplemental Indenture, or to any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien of the First Mortgage as amended.

Twelfth.

Property Hereafter to Become Subject to the Lien of
the First Mortgage as Amended.

A. Any and all property, real, personal and mixed, including franchises, grants, immunities, privileges and rights, which the Company may hereafter acquire or to which it may hereafter become entitled, excepting, however, the following property which is not intended to be subjected to the lien of the First Mortgage: (1) any revenues, earnings, rents, issues, income or profits of the mortgaged property, or any cash (except cash deposited with the Trustee

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pursuant to any of the provisions of the First Mortgage as heretofore and hereby amended), or any bills, notes or accounts receivable, contracts or choses in action, or any materials or supplies or construction equipment, or any merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business, except in case of the happening of a completed default as defined in Section 1 of Article Twelve of the First Mortgage as heretofore and hereby amended, and following such completed default, in case the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged property, or (2) in any case, any cars, trucks or other vehicles of any nature for the transportation of personnel, materials or equipment by any means, or any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien of the First Mortgage as amended.

B. Any and all property of every name and nature, including shares of stock, bonds, other securities or obligations and cars, trucks or other vehicles for the transportation of personnel, materials or equipment by any means, which, from time to time after the execution of this Forty-Eighth Supplemental Indenture, by delivery or by writing of any kind for the purposes hereof, shall have been conveyed, mortgaged, pledged, assigned or transferred by, or by anyone on behalf of, the Company to the Trustee, which is hereby authorized to receive any property at any and all times, as and for additional security, and also, when and as provided in the First Mortgage as amended as and for substituted security, for the payment of the Bonds to be issued under the First Mortgage as amended, and to hold and apply any and all such property subject to the terms hereof and of the First Mortgage as amended.

TO HAVE AND TO HOLD all such properties, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever.

SUBJECT, HOWEVER, as to property hereby conveyed, to liens for taxes, assessments and other charges levied or to be levied by the State of Ohio or Commonwealth of Kentucky, as applicable, and any of the subdivisions thereof for the years 2014 and 2015 and thereafter and, as to any property hereafter acquired by the Company and which may become subject to the lien of the First Mortgage as amended, to any lien or charge thereon existing at the time of the acquisition thereof by the Company;

IN TRUST NEVERTHELESS, upon and subject to the terms, conditions and stipulations hereinafter and in the First Mortgage as amended set forth, for the equal and proportionate benefit and security of the holders from time to time of the Bonds and interest coupons issued and to be issued under the First Mortgage as amended and this and other indentures supplemental thereto, without preference, priority or distinction as to lien or otherwise of any of the Bonds and coupons over any others by reason of priority in time of issue, sale or negotiation thereof or otherwise howsoever, and for the uses and purposes and upon and subject to the terms, conditions, provisions and agreements in the Bonds and hereinafter and in the First Mortgage as amended expressed and declared.

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ARTICLE One.

Bonds of the VARIABLE RATE Pollution Control Series 2015-A Due 2040 and Issue Thereof.

SECTION 1.      Series and Form of Series A New Bonds. There shall be a series of Bonds designated “Variable Rate Pollution Control Series 2015-A Due 2040”, each of which shall bear the descriptive title First Mortgage Bond. The aggregate principal amount of the Series A New Bonds which may be outstanding under the First Mortgage as amended and this Forty-Eighth Supplemental Indenture shall be limited to $100,000,000, except as provided in Section 9 of Article Two of the First Mortgage as amended.

SECTION 2.      Issue of Series A New Bonds. Upon the execution and delivery of this Forty-Eighth Supplemental Indenture and upon delivery of $100,000,000 aggregate principal amount of the Series A New Bonds, executed by the Company, and upon compliance by the Company with the provisions of Article Five, Article Six or Article Seven or any or all of said Articles, as the case may be, of the First Mortgage as amended, the Trustee shall, without awaiting the filing or recording of this Forty-Eighth Supplemental Indenture, authenticate the Series A New Bonds and deliver the Series A New Bonds as provided in said Article Five, Article Six or Article Seven.

SECTION 3.      Dates, Interest, Etc. of Series A New Bonds. The Series A New Bonds shall be dated as provided in Section 3 of Article Two of the First Mortgage as amended; shall mature on November 1, 2040; and shall bear interest from August 3, 2015, as provided in said Section 3 of Article Two, at such rate or rates per annum as shall cause the amount of interest payable on each interest payment date (as hereinafter defined) on the Series A New Bonds to equal the amount of interest payable on such interest payment date on the corresponding Series A Project Bonds, such interest to be payable on the same date as interest is payable on said Series A Project Bonds (each such date relating to the Series A New Bonds herein called an “interest payment date”), until the maturity of the Series A New Bonds, or, in the case of any such Series A New Bonds duly called for redemption, until the redemption date, or in the case of any default by the Company in the payment of the principal due on any such Series A New Bonds, until the Company’s obligation with respect to the payment of the principal shall be discharged as provided in the First Mortgage, as amended. The amount of interest payable on each interest payment date shall be computed on the same basis as the amount of interest is computed on the corresponding Series A Project Bonds; provided, however, that the aggregate amount of interest payable on any interest payment date shall not exceed an amount which results in an interest rate of more than the Series A Maximum Interest Rate per annum on the aggregate principal amount of the Series A New Bonds outstanding on that interest payment date.

The Trustee shall be entitled to request, receive and conclusively rely upon the certification of the Series A Project Bond Trustee of the interest rate of, interest payment date of, Record Date of and basis on which interest is computed for, each Series A Project Bond, from time to time as necessary to enable the Trustee to determine for the Series A New Bonds their corresponding interest rate, interest payment date, Record Date and basis on which interest shall be computed.

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The interest payable on the Series A New Bonds on any interest payment date shall be paid to the holders in whose names such Series A New Bonds are registered on the Record Date, except that if the Company shall default in the payment of any installment of interest on any Series A New Bonds, such interest in default shall be paid to the holders in whose names the Series A New Bonds are registered at the close of business on a date established for the payment of such defaulted interest by the Company in any lawful manner. The Series A New Bonds shall be payable as to both principal and interest in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in the Borough of Manhattan, The City of New York.

In addition to the words and terms defined in the First Mortgage as amended, unless the context or use clearly indicates another meaning or intent, the following terms shall have the following meanings for purposes of this Article One of this Forty-Eighth Supplemental Indenture:

“Series A Maximum Interest Rate” means the rate which would be the “Maximum Interest Rate” as defined in the Series A Project Bonds Indenture.

“Record Date” means the date which would be a “Regular Record Date” as defined in the Series A Project Bonds Indenture.

SECTION 4.      Denominations and Exchangeability of Series A New Bonds; Temporary Bonds May Be Authenticated and Delivered. The Series A New Bonds shall be issued in denominations of $5,000 and any integral multiple of $5,000.

Whenever any Series A New Bond or Series A New Bonds shall be surrendered at the office or agency of the Company in said Borough of Manhattan for exchange for a Series A New Bond or Series A New Bonds of other authorized denomination or denominations, the Company shall execute, and the Trustee shall authenticate and deliver, upon cancellation of the Series A New Bond or Series A New Bonds so surrendered, a Series A New Bond or Series A New Bonds of such other authorized denomination or denominations of like aggregate principal amount as the holder making the exchange shall have requested and shall be entitled to receive. On presentation of any Series A New Bond which is to be redeemed pursuant to the provisions of this Forty-Eighth Supplemental Indenture in part only, the Company shall execute, and the Trustee shall authenticate and deliver, a Series A New Bond or Series A New Bonds in principal amount equal to the unredeemed portion of the Series A New Bonds so presented.

The Company shall not be required to (a) register a transfer of, or exchange, any Series A New Bond during a period of fifteen (15) days next preceding any selection of Series A New Bonds to be redeemed or (b) register a transfer of, or exchange, any Series A New Bond which shall have been selected for redemption in whole or in part.

A service charge will not be made for any registration of transfer or exchange of Series A New Bonds, but the Company may require payment of a sum sufficient to cover any stamp tax or other governmental charge payable in connection therewith.

Until definitive Series A New Bonds shall be ready for delivery, the Company may execute and, upon request of the Company, the Trustee shall authenticate and deliver, in lieu of

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such definitive Series A New Bonds but subject to the same provisions, limitations and conditions except as to the denominations thereof, temporary printed or lithographed Series A New Bonds as provided in Section 8 of this Article One. Such temporary Series A New Bonds shall be exchangeable for definitive Series A New Bonds, when ready for delivery, in the manner provided in the First Mortgage as amended, and shall in all other respects be subject to and entitled to the benefits of the terms and provisions and lien of this Forty-Eighth Supplemental Indenture, and the terms and provisions and lien of the First Mortgage as amended as therein provided.

SECTION 5.      Mandatory Redemption or Repurchase. The Series A New Bonds shall be subject to mandatory redemption by the Company prior to maturity at any time in whole or in part at a redemption price of 100% of the principal amount to be redeemed, plus accrued and unpaid interest, if any, to the redemption date, upon receipt by the Trustee of notice from the Series A Project Bond Trustee to the effect that (a) the Company is required to deliver moneys to the Series A Project Bond Trustee for the redemption or repurchase of the corresponding Series A Project Bonds in whole or in part, as the case may be, as provided in Section 6.3 and Section 4.8 of the Series A Loan Agreement and (b) an equivalent principal amount of such Series A Project Bonds are being concurrently called for redemption or being accepted for repurchase. Said notice shall specify the redemption or repurchase date of such Series A New Bonds (which redemption or repurchase date shall be the same date as the redemption or repurchase date specified in said notice for the Series A Project Bonds being concurrently redeemed or being accepted for repurchase). Any such redemption shall be made upon the notice and in the manner provided in this Article One, subject to the provisions of the First Mortgage as amended.

SECTION 6.      Extraordinary Optional Redemption. The Series A New Bonds shall be subject to redemption, at the option of the Company, prior to maturity at any time, in whole or in part, at a redemption price of 100% of the principal amount to be redeemed, plus accrued and unpaid interest, if any, to the redemption date, upon receipt by the Trustee of an officers’ certificate to the effect that (a) the Company has given notice to the Series A Project Bond Trustee that the Company is exercising its option to direct the redemption of corresponding Series A Project Bonds in whole or in part, as provided in Section 6.2 of the Series A Loan Agreement and (b) an equivalent principal amount of such Series A Project Bonds are being concurrently called for redemption. Such officers’ certificate shall have attached to it a copy of said notice to the Series A Project Bond Trustee and shall specify the redemption date of such Series A New Bonds (which redemption date shall be not less than 45 days (unless a shorter period shall be acceptable to the Trustee) after the date of the mailing of such certificate and shall be the same date as the redemption date specified in said attached notice for the Series A Project Bonds being concurrently redeemed). Any such redemption shall be made upon the notice, which may be conditional as provided in Section 8 of this Article One, and in the manner provided in this Article One, subject to the provisions of the First Mortgage as amended.

SECTION 7.      Optional Redemption. The Series A New Bonds shall also be subject to redemption prior to maturity, at the option of the Company, in whole or in part, at any time, at the same redemption price, plus accrued and unpaid interest, if any, to the redemption date, as shall be payable on the Series A Project Bonds to be redeemed concurrently therewith.

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Prior to any such redemption, the Trustee shall have received an officers’ certificate to the effect that (a) the Company has given notice to the Series A Project Bond Trustee that the Company is exercising its option to deliver moneys to the Series A Project Bond Trustee for the redemption of corresponding Series A Project Bonds in whole or in part, as the case may be, as provided in Section 6.1 of the Series A Loan Agreement and (b) an equivalent principal amount of Series A Project Bonds are being concurrently called for redemption. Such officers’ certificate shall specify the principal amount of Series A New Bonds to be redeemed and the redemption price thereof, shall have attached to it a copy of said notice to the Series A Project Bond Trustee and shall specify the redemption date of such Series A New Bonds (which redemption date shall be not less than 45 days (unless a shorter time period shall be acceptable to the Trustee) after the date of the mailing of such certificate and shall be the same date as the redemption date specified in said attached notice for the Series A Project Bonds being concurrently redeemed). Any such redemption shall be made upon the notice, which may be conditional as provided in Section 8 of this Article One, and in the manner provided in this Article One, subject to the provisions of the First Mortgage as amended.

SECTION 8.      Notice of Redemption. Subject to the provisions of the First Mortgage as amended, written notice of redemption of the Series A New Bonds pursuant to any of Sections 5, 6 or 7 of this Article One shall be given by the Trustee by mailing, first class postage prepaid, or delivering by hand to the registered owner of such Series A New Bonds to be redeemed a notice of such redemption at its last address as it shall appear upon the books of the Company for the registration and transfer of such Series A New Bonds. Any notice of redemption pursuant to said Sections 5, 6 or 7 shall be mailed or delivered by hand as least 30 days and not earlier than 60 days before the redemption date; provided, however, that the registered owner or owners of all Series A New Bonds may consent in writing to a shorter notice period, and such consent, if filed with the Trustee, shall be binding upon the Company and such registered owners and their transferees. In the case of any notice of redemption of Series A New Bonds pursuant to said Sections 6 or 7, such notice shall state that such redemption is conditional to the same extent and with the same effect, if any, as the notice of redemption of the Series A Project Bonds being concurrently redeemed.

SECTION 9.      Cancellation. In the event any Series A Project Bonds shall be purchased by the Company and surrendered by the Company to the Series A Project Bond Trustee for cancellation or shall be otherwise surrendered to the Series A Project Bond Trustee for cancellation pursuant to the Series A Project Bonds Indenture (except upon exchange for other Series A Project Bonds), corresponding Series A New Bonds equivalent in principal amount to the Series A Project Bonds so surrendered shall be deemed to have been paid, but only when and to the extent that (a) such payment of the principal amount of such Series A New Bonds shall be noted by an agency of the Company on the schedule of payments on such Series A New Bonds and (if such agency is not the Trustee) written notice by such agency of such notation shall have been received by the Trustee or (b) such Series A New Bonds shall have been surrendered to and cancelled by the Trustee as provided in Section 11 of this Article One.

SECTION 10.  Series A New Bonds Deemed Paid in Additional Circumstances. In the event and to the extent the principal of, or premium, if any, or interest on any Series A Project Bonds shall be paid, whether at maturity, upon redemption or otherwise, out of funds held by the Series A Project Bond Trustee or out of any other funds or shall otherwise be deemed to be paid,

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an equal amount of principal or premium, if any, or interest, as the case may be, payable with respect to an aggregate principal amount of corresponding Series A New Bonds equal to an aggregate principal amount of such Series A Project Bonds shall be deemed to have been paid, but, in the case of such payment of principal of such Series A New Bonds, only when and to the extent that (a) such payment of the principal amount thereof shall be noted by any agency of the Company on the schedule of payments on such Series A New Bonds and (if such agency is not the Trustee) written notice by such agency of such notation shall have been received by the Trustee or (b) such Series A New Bonds shall have been surrendered to and cancelled by the Trustee as provided in Section 11 of this Article One.

SECTION 11.  Surrender of Series A New Bonds in Certain Circumstances. When payment of any principal amount of a Series A New Bond is made as provided in Section 9 or 10 of this Article One, the registered owner thereof shall surrender it to an agency of the Company for notation and notification or to the Trustee for cancellation as provided in such Section. All Series A New Bonds deemed to have been paid in full as provided in Section 9 or 10 of this Article One shall be surrendered to the Trustee for cancellation and the Trustee shall forthwith cancel the same. In the event that part of a Series A New Bond shall be deemed to have been paid as provided in said Section 9 or 10, the registered owner may at its option surrender such Series A New Bond to the Trustee for cancellation, in which event the Trustee shall cancel such Series A New Bond and the Company shall execute and the Trustee shall authenticate and deliver, without charge to the registered owner, Series A New Bonds in such authorized denominations as shall be specified by the registered owner in an aggregate principal amount equal to the unpaid balance of the principal amount of such surrendered Series A New Bond.

SECTION 12.  Application of Article Ten of First Mortgage as Amended. Except as in this Forty-Eighth Supplemental Indenture otherwise provided with respect to any matter or question, the provisions of Article Ten of the First Mortgage as amended shall be applicable in the case of the redemption of all or any part of the Series A New Bonds at any time outstanding. The term “officers’ certificate as used in this Article One shall mean a certificate signed by the President or a Vice President and any other Vice President, the Treasurer, Assistant Treasurer, the Secretary or Assistant Secretary or any other officer of the Company.

SECTION 13. Form of Series A New Bonds. The Series A New Bond shall be in fully registered form only. The form of the Series A New Bonds, and of the Trustee’s certificate of authentication thereon, shall be substantially as set forth in Exhibit A.

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ARTICLE Two.

[RESERVED].

ARTICLE Three.

[RESERVED].

ARTICLE Four.

amendments to first mortgage as amended
to become effective at a later date.

SECTION 1.      Amendments to First Mortgage. The Company, and the holders of any Series A New Bonds by their acceptance and holding thereof, hereby consent and agree that each of the amendments provided for by the following Sections 2, 3, 4, 5, 6 and 7 of this Article Four shall become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of (i) 4.80% Pollution Control Series 2005-A Due 2034, (ii) 4.80% Pollution Control Series 2005-B Due 2034, (iii) 4.70% Pollution Control Series 2005-C Due 2028, (iv) 4.80% Pollution Control Series 2006 Due 2036, (v), Variable Rate Pollution Control Series 2008-A Due 2040, (vi) Variable Rate Pollution Control Series 2008-B Due 2040, and (vii) 1.875% Series Due 2016; or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendments (either alone or with other amendments) consented to by the holders of at least a majority in aggregate principal amount of the Bonds at the time outstanding (including in determining such majority the amount of the Series A New Bonds embodied herein), all in conformity with the provisions of Article Eighteen of the First Mortgage as amended.

SECTION 2.      Amendments to Article One of First Mortgage. Effective on a date fixed as provided in Section 1 of this Article Four, Article One of the First Mortgage as amended, shall be amended by restating Section 7 in its entirety to read as follows:

“The term “net earnings certificate”, shall mean a certificate signed by the Chairman of the Board or Chief Executive Officer or President or a Vice President of the Company and an accountant, who unless, required to be independent, may be an officer or employee of the Company, stating:

(A)       the adjusted net earnings of the Company for a period of twelve (12) consecutive calendar months within the eighteen (18) calendar months immediately preceding the first day of the month in which the application for the authentication and delivery under this Indenture of Bonds then applied for is made, being and specifying for the Company and its subsidiaries on a consolidated basis:

(1)       the net income (or loss), without deduction for minority interests, of the Company and its subsidiaries for that period determined in conformity with generally accepted accounting principles in the United States;

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(2)        to the extent deducted in calculating such net income (loss) specified in clause (1) of this Section the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Company and its subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with generally accepted accounting principles in the United States, and (b) the portion of rent expense of the Company and its subsidiaries with respect to such period under capital leases that is treated as interest in accordance with generally accepted accounting principles in the United States;

(3)        to the extent deducted in calculating such net income (loss) specified in clause (1) of this Section the provision for Federal, state, local and foreign income taxes payable by the Company and its subsidiaries for such period,

(4) to the extent deducted in calculating such net income (loss) specified in clause (1) of this Section depreciation and amortization expense for such period,

(5) to the extent deducted in calculating such net income (loss) specified in clause (1) of this Section other non-recurring expenses of the Company and its subsidiaries reducing such net income (loss) specified in clause (1) of this Section (a) which do not represent a cash item in such period or (b) which are cash items in such period that were incurred as a result of (i) the early termination of Borrower’s Capital Trust II indebtedness, (ii) termination of existing swap contracts (it being understood that cash charges described in this clause (ii) will not exceed $50,000,000 in the aggregate) or (iii) normal and customary out-of-pocket third party costs, expenses and fees incurred directly in connection with the refinancing of any existing indebtedness,

(6) to the extent deducted in calculating such net income (loss) specified in clause (1) of this Section out-of pocket third party costs and expenses incurred directly in connection with the implementation, negotiation, documentation and closing of the Separation,

(7) to the extent deducted in calculating such net income (loss) specified in clause (1) of this Section all other non-cash items reducing net income (loss) specified in clause (1) of this Section for such period,

(8) the sum of the amounts required to be stated in such certificate by clauses (1), (2), (3), (4), (5), (6) and (7) of this Section,

(9)        to the extent included in calculating such net income (loss) specified in clause (1) of this Section Federal, state, local and foreign income tax credits of the Company and its Subsidiaries for such period,

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(10) to the extent included in calculating such net income (loss) specified in clause (1) of this Section all non-cash items increasing net income (loss) specified in clause (1) of this Section such period,

(11)        the sum of the amounts required to be stated in such certificate by clauses (9) and (10) of this Section; and

(12)        the adjusted net earnings of the Company for such period of twelve (12) consecutive calendar months (being the amount remaining after reducing the amount required to be stated in such certificate by clause (8) of this Section by the amount required to be stated therein by clause (11) of this Section);

(B)       the annual interest requirements, being the interest requirements, if any, for twelve (12) months upon:

(i)         all Bonds outstanding hereunder at the date of such certificate, except any for the payment of which the Bonds applied for are to be issued; provided that, if any such series of outstanding Bonds bears interest at a variable rate, then the interest on such series of Bonds shall be computed at the average annual rate in effect for such series during the period of twelve (12) consecutive calendar months (or any portion thereof in which Bonds of such series are outstanding) being used for the calculation of adjusted net earnings; and if such outstanding Bonds have been issued after the end of such twelve (12) consecutive calendar months, then computed at the initial rate upon issuance;

(ii)        all Bonds then applied for in pending applications, including the application in connection with which such certificate is made, computed at the initial rate upon issuance;

(iii)       the principal amount of all other indebtedness (except indebtedness for the payment of which the Bonds applied for are to be issued and indebtedness for the purchase, payment or redemption of which moneys in the necessary amount shall have been deposited with or be held by the Trustee or the trustee or other holder of a lien prior to the lien of this Indenture upon property subject to the lien of this Indenture with irrevocable direction so to apply the same; provided that, in the case of redemption, the notice required therefor shall have been given or have been provided for to the satisfaction of the Trustee), outstanding in the hands of the public on the date of such certificate and secured by a lien prior to the lien of this Indenture upon property subject to the lien of this Indenture, if said indebtedness has been assumed by the Company or if the Company customarily pays the interest upon the principal thereof.

If any of the property of the Company owned by it at the time of the making of any net earnings certificate shall have been acquired during or after any period for which adjusted net earnings of the Company are to be computed, the adjusted net earnings of such property (computed in the manner in this Section provided for the computation of the adjusted net earnings of the Company) during such period or such part of such period as shall have preceded

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the acquisition thereof, to the extent that the same have not otherwise been included and unless such property shall have been acquired in exchange or substitution for property the earnings of which have been included, may, at the option of the Company, be included in the adjusted net earnings of the Company for all purposes of this Indenture, and shall be included if such property has been operated as a separate unit or if the earnings therefrom are readily ascertainable.

In any case where a net earnings certificate is required as a condition precedent to the authentication and delivery of Bonds, such certificate shall also be made and signed by an independent public accountant, if the aggregate principal amount of Bonds then applied for plus the aggregate principal amount of Bonds authenticated and delivered hereunder since the commencement of the then current calendar year (other than those with respect to which a net earnings certificate is not required, or with respect to which a net earnings certificate made and signed by an independent public accountant has previously been furnished to the Trustee) is ten per centum (10%) or more of the aggregate principal amount of the Bonds at the time outstanding hereunder; but no net earnings certificate need be made and signed by any person other than the Chairman of the Board or Chief Executive Officer or President or a Vice President and an accountant, as to dates or periods not covered by annual reports required to be filed by the Company, in the case of conditions precedent which depend upon a state of facts as of a date or dates or for a period or periods different from that required to be covered by such annual reports.

Each such certificate shall include the statements required by Section 1 of Article Twenty hereof.

Unless otherwise specifically provided with respect to a series of Bonds, if interest on any Bonds outstanding hereunder is payable solely in the coin or currency of a foreign nation, then the annual interest requirements for such Bonds shall be based upon the estimated value (on a date within 10 days prior to the date of the application for the authentication and delivery under this Indenture of Bonds in connection with which such net earnings certificate is delivered) of such foreign coin or currency in The City of New York, New York, in the written opinion of an independent appraiser or other expert delivered to the Trustee.”

SECTION 3.      Amendments to Article One of First Mortgage. Effective on a date fixed as provided in Section 1 of this Article Four, Article One of the First Mortgage as amended, shall be further amended by adding a new Section 8 thereto, as follows:

“Section 8. The term “Generation Assets” shall mean the Company’s assets and operations which form part of the Company’s generation business and any assets or operations necessary or incidental to the Company’s generation business.”

“The term “Separation” shall mean the separation of the Company’s Generation Assets, as defined in Section 8 of Article One hereof, from its transmission and distribution assets, including the restructuring of the Company’s operations in connection therewith, all in accordance and compliance with an order of the Public Utilities Commission of Ohio and any rules and regulations thereunder and the laws of the State of Ohio.”

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SECTION 4.      Amendments to Article Six of First Mortgage. Effective on a date fixed as provided in Section 1 of this Article Four, Article Six of the First Mortgage as amended shall be amended in its entirety to read as follows:

“ARTICLE SIX

Issuance of Bonds Upon Retirement of Bonds
Previously Outstanding Hereunder.

Whenever Bonds authenticated and delivered hereunder (i) are paid, retired, redeemed, canceled or surrendered to the Trustee for cancelation (except when canceled pursuant to the provisions of Section 3 of Article Eleven to obtain the release of funded property; or any sinking fund provisions contained in any indenture supplemental hereto, so long as any Bonds of the series to which such sinking fund provisions relate shall be outstanding; or canceled through use by the Trustee of funded cash; or canceled pursuant to the provisions of Section 5 of Article Eight of this Indenture), or (ii) for the purchase, payment or redemption of which money in the necessary amount shall have been deposited with the Trustee (including in any such case described in clause (i) or (ii) with the proceeds of new Bonds (“Refinancing Bonds”) authenticated and delivered pursuant to this Article Six for the purpose of refinancing, replacing, defeasing or refunding Bonds concurrently with the issuance of such Refinancing Bonds), upon the request of the Company evidenced by a resolution such as is described in subdivision (1) of Section 6 of Article Five, and upon receipt of a Treasurer's certificate and an opinion of counsel such as are described in subdivisions (2) and (4) respectively of Section 1 of Article Seven and of a further Treasurer's certificate, as defined in Section 3 of Article One, stating (a) the aggregate principal amount of Bonds authenticated and delivered hereunder and made the basis of such request which have been (or will be concurrently with the receipt of proceeds of Refinancing Bonds) paid, retired, redeemed, canceled or surrendered to the Trustee for cancellation, and (b) the aggregate principal amount of Bonds for the purchase, payment or redemption of which money in the necessary amount shall have been deposited with the Trustee (or will be concurrently with the receipt of proceeds of Refinancing Bonds), and that such Bonds have not been canceled pursuant to the provisions of Section 13 of Article Two, or Section 3 of Article Eleven to obtain the release of funded property, or canceled through the use by the Trustee of funded cash, or canceled pursuant to the provisions of Section 5 of Article Eight of this Indenture, or, if any Bonds of the series to which such sinking fund provisions relate shall then be outstanding, canceled pursuant to any sinking fund provisions of any indenture supplemental hereto, the Trustee shall authenticate and deliver additional Bonds of the same or another series in principal amount equivalent to the principal amount of the Bonds so paid, retired, redeemed, canceled or surrendered to the Trustee for cancellation or for the purchase, payment or redemption of which money in the necessary amount shall have been so deposited with the Trustee (together with all accrued and unpaid interest on such Bonds and the amount of any premium necessary to accomplish such refinancing if such Bonds are paid, retired, redeemed, cancelled or surrendered to the Trustee for cancellation on the basis of and with the proceeds of Refinancing Bonds); provided, however, that, unless the Company shall deliver to the Trustee a net earnings certificate such as is described in subdivision (6) of Section 6 of Article Five, no Bonds shall be authenticated or delivered under this Article for Bonds so paid,

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retired, redeemed, canceled or surrendered if such Bonds shall not have been at some time held by the public.”

SECTION 5.      Amendments to Section 3 of Article Eleven of First Mortgage. Effective on a date fixed as provided in Section 1 of this Article Four, Section 3 of Article Eleven of the First Mortgage as amended shall be amended as follows:

(a) the portion of the first sentence thereof appearing before subdivision (1) of Section 3 shall be deleted, and the following shall be inserted:

“So long as the Company is not in default under any of the provisions of this Indenture, the Company may obtain the release of any of the mortgaged and pledged property, including, without limiting the generality of the foregoing, any one or more of the Company's heating, gas or water properties substantially as an entirety (provided, however, that the electric property of the Company shall not in any event be released substantially as an entirety (other than the Generation Assets, as defined in Section 8 of Article One hereof, pursuant to the Separation, as defined in Section 8 of Article One hereof) and, further, that prior lien bonds deposited with the Trustee shall not be released except as provided in Article Nine hereof), and the Trustee shall release the same from the lien hereof upon the application of the Company and receipt by the Trustee of”;

(b) subdivision (2) of Section 3 shall be amended to add a new proviso at the end thereof to read as follows:

“provided that, anything contained in this subdivision (2) to the contrary notwithstanding, in connection with an application of the Company for the release of the Generation Assets, as defined in Section 8 of Article One hereof, from the lien hereof pursuant to the Separation, as defined in Section 8 of Article One hereof, the Trustee need not receive so much and such a part of any one or more of the statements otherwise required hereunder to be included in such certificate, and such certificate need not be made by an independent engineer, if and to the extent that the Company determines, in good faith based on advice of counsel, that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the Securities and Exchange Commission and its staff, including any one of more “no action” letters or exemptive orders (whether issued to the Company or any other Person), all or any portion of Section 314(d) of the Trust Indenture Act of 1939 as then in effect as might otherwise have been applicable to any one or more of the statements otherwise required hereunder to be included in such certificate shall not be applicable to such certificate, and upon receipt by the Trustee of an opinion of counsel to such effect;”

(c) subdivision (3) of Section (3) shall be amended to add a new proviso at the end thereof to read as follows:

“provided that this subdivision (3) shall not apply in the case of the release of the Generation Assets, as defined in Section 8 of Article One hereof, from the lien

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hereof pursuant to the Separation, as defined in Section 8 of Article One hereof, if (i) the amendments  to Section 3 of Article Eleven of this Indenture provided for in Article Four of the Forty-Eighth Supplemental Indenture, dated as of August 1, 2015, to this Indenture become effective as provided for in Section 1(a) of said Article Four or (ii) the amendments  to Section 3 of Article Eleven of this Indenture  provided for in Article Four of the Forty-Eighth Supplemental Indenture, dated as of August 1, 2015, to this Indenture become effective as provided in Section 1(b) of Article Four of the Forty-Eighth Supplemental Indenture, dated as of August 1, 2015, and the Trustee receives in connection with the Company’s application for such release an engineer’s certificate made by an independent engineer and dated not more than sixty (60) days prior to the date of making of such application and stating that the fair value, in the opinion of the signer, of the property subject to the lien hereof after giving effect to the release of the lien hereof on the Generation Assets, as defined in Section 8 of Article One hereof, is not less than 110% of the principal amount of the Bonds outstanding at the time of such application, and a net earnings certificate such as is described in subdivision (6) of Section 6 of Article Five, in each case, determined on a pro forma basis giving effect to the Separation, as defined in Section 8 of Article One hereof); provided, further, that in the case of clause (i) or clause (ii), as applicable, no default under any of the provisions of this Indenture and no completed default as defined in Section 1 of Article Twelve hereof shall exist or be continuing before or after giving effect to such release.”

SECTION 6.      Amendments to Section 1 of Article Fifteen of First Mortgage. Effective on a date fixed as provided in Section 1 of this Article Four, Section 1 of Article Fifteen of the First Mortgage as amended shall be amended to add the following parenthetical at the end of the first paragraph thereof:

“(provided, however, that, in connection with the Separation, as defined in Section 8 of Article One hereof, the Company may convey or transfer all of the Generation Assets, as defined in Section 8 of Article One hereof, without the transferee being required to expressly assume in writing the due and punctual payment of the principal and interest of all the Bonds according to their tenor and the due and punctual performance and observance of all the covenants and conditions of the Indenture, so long as no default under any of the provisions of this Indenture and no completed defaults as defined in Section 1 of Article Twelve hereof shall exist or be continuing before or after giving effect to such conveyance or transfer and the liens hereof on such Generation Assets are released in accordance with Article Eleven hereof)”.

SECTION 7.      Effectuating Provisions; Required Consent. Any supplemental indentures may contain such other provisions as may be necessary or appropriate to carry into effect the purposes of the amendments provided for by this Article Four or as may be otherwise appropriate and permissible under the provisions of Article Eighteen of the First Mortgage as amended to accomplish the purposes of said amendments. To the extent permitted by Article Eighteen of the First Mortgage as amended, any supplemental indenture may terminate or

22

modify specified obligations of the Company to the holders of the Bonds of a particular series and such amendment will only require the consent by holders of at least a majority in aggregate principal amount of the Bonds outstanding of said series. Said amendments may effect the purposes herein contemplated either by adding provisions to, or eliminating provisions from, the First Mortgage as amended, or by both adding and eliminating provisions, or may accomplish said purposes in any other appropriate manner.

No further consent of the holders of Series A New Bonds shall be required to effect any of the amendments provided for in, or permitted by, this Article Four.

ARTICLE Five.

Covenants Of The Company.

SECTION 1.      Confirmation of Covenants by the Company in First Mortgage. All covenants and agreements by the Company in the First Mortgage as heretofore and hereby amended are hereby confirmed.

SECTION 2.      Covenant of the Company and Legal Opinion as to Recording. Promptly after the execution and delivery of this Forty-Eighth Supplemental Indenture, the Company will take such action with respect to the recording, filing, re-recording and refiling of the First Mortgage as amended and this Forty-Eighth Supplemental Indenture as may be necessary to make effective the lien intended to be created hereby, and will furnish to the Trustee an opinion of counsel selected by the Company and satisfactory to the Trustee (who may be of counsel to the Company) either (a) stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and refiling of the First Mortgage as amended and this Forty-Eighth Supplemental Indenture as to make effective the lien intended to be created thereby, and reciting the details of such action, or (b) stating that in the opinion of such counsel no such action is necessary to make such lien effective.

ARTICLE Six.

Miscellaneous.

SECTION 1.      Authentication and Delivery of Series A New Bonds in Advance of the Recording of Forty-Eighth Supplemental Indenture. The Series A New Bonds may be authenticated and delivered by the Trustee and issued by the Company in advance of the recording or filing of this Forty-Eighth Supplemental Indenture.

SECTION 2.      Forty-Eighth Supplemental Indenture to Form Part of First Mortgage. The provisions of this Forty-Eighth Supplemental Indenture shall become effective immediately upon the execution and delivery hereof, except that the provisions of Article Four of this Forty-Eighth Supplemental Indenture modifying and amending the First Mortgage as amended shall become effective on the date or dates fixed as provided in said Article Four. From and after the initial issue of the Series A New Bonds, this Forty-Eighth Supplemental Indenture shall form a part of the First Mortgage and all the terms and conditions herein contained shall be deemed to be part of the terms of the First Mortgage, as fully and with the same effect as if all the terms and

23

provisions of this Forty-Eighth Supplemental Indenture, including the provisions which determine the dates on which the amendments provided for in Article Four of this Forty-Eighth Supplemental Indenture shall become effective, had been set forth in the First Mortgage as originally executed. Except as modified or amended by this Forty-Eighth Supplemental Indenture, the First Mortgage as amended shall remain and continue in full force and effect in accordance with the terms and provisions thereof, and all the covenants, conditions, terms and provisions of the First Mortgage, as heretofore modified and amended and as further modified and amended by this Forty-Eighth Supplemental Indenture, shall be applicable with respect to the Series A New Bonds, except insofar as such covenants, conditions, terms and provisions are limited and applicable only to the Bonds of another or other series, or are expressed to continue only so long as Bonds of another or other series are outstanding, and all the covenants, conditions, terms and provisions of the First Mortgage as amended with respect to the Trustee shall remain in full force and effect and be applicable to the Trustee under this Forty-Eighth Supplemental Indenture in the same manner as though set out herein at length. All representations and recitals contained in this Forty-Eighth Supplemental Indenture and in the Series A New Bonds (save only the Trustee’s certificates upon said Series A New Bonds) are made by and on behalf of the Company, and the Trustee is in no way responsible therefor or for any statement therein contained.

SECTION 3.      Definitions in First Mortgage Shall Apply to Forty-Eighth Supplemental Indenture. The terms defined in Article One of the First Mortgage as heretofore and hereby amended, when used in this Forty-Eighth Supplemental Indenture, shall, respectively, have the meanings set forth in said Article One.

SECTION 4.      Execution in Counterparts. This Forty-Eighth Supplemental Indenture may be simultaneously executed in several counterparts and each counterpart shall be an original instrument.

24

IN WITNESS WHEREOF, THE DAYTON POWER AND LIGHT COMPANY has caused this instrument to be signed on its behalf by its President or a Vice President and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary, in the City of Dayton, Ohio, and THE BANK OF NEW YORK MELLON has caused this instrument to be signed on its behalf by a Vice President or an Assistant Vice President and its corporate seal to be hereunto affixed and attested by a Vice President, Assistant Vice President or an Assistant Treasurer, in The City of New York, New York, as of the day and year first above written.

THE DAYTON POWER AND LIGHT COMPANY

By       /s/ Craig L. Jackson

Craig L. Jackson, Vice President and Chief Financial Officer

[SEAL]

STATE OF OHIO,                            )     ss.:
COUNTY OF MONTGOMERY,     )

On this 24th day of July, 2015, personally appeared before me, a Notary Public within and for said County in the State aforesaid, Craig L. Jackson, and Judi L. Sobecki, to me known and known to me to be, respectively, the Vice President and Chief Financial Officer and the Vice President, General Counsel and Secretary of THE DAYTON POWER AND LIGHT COMPANY, an Ohio corporation, one of the corporations which executed the foregoing instrument, who severally acknowledged that they did sign and seal said instrument as such Vice President and Chief Financial Officer and Vice President, General Counsel and Secretary for and on behalf of said corporation and that the same is their free act and deed as such Vice President and Chief Financial Officer and Vice President, General Counsel and Secretary, respectively, and the free and corporate act and deed of said corporation; and said Craig L. Jackson, being by me duly sworn, did depose and say: that he resides in Montgomery County, Ohio; that he is the Vice President and Chief Financial Officer of THE DAYTON POWER AND LIGHT COMPANY, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

IN WITNESS WHEREOF I have hereunto set my hand and official seal.

[SEAL]

/s/ Brian Robert Hylander Brian Robert Hylander, Attorney at Law Notary Public, State of Ohio My Commission has no expiration date, Section 147.03 O.R.C.

[Signature Page to Forty-Eighth Supplemental Indenture]

Attest:

/s/ Judi L. Sobecki
Judi L. Sobecki, Vice President, General

Counsel and Secretary

Signed and acknowledged in our presence by

The Dayton Power and Light Company.

/s/ Christine A. Hammer

/s/ Carol Kilianski

STATE OF OHIO,                           )     ss.:
COUNTY OF MONTGOMERY,    )

On this 24th day of July, 2015, personally appeared before me, a Notary Public within and for said County in the State aforesaid, Judi L. Sobecki, to me known and known to me to be the Vice President, General Counsel and Secretary of THE DAYTON POWER AND LIGHT COMPANY, an Ohio corporation, one of the corporations which executed the foregoing instrument, who acknowledged that she did sign and seal said instrument as such Vice President, General Counsel and Secretary for and on behalf of said corporation and that the same is her free act and deed as such Vice President, General Counsel and Secretary, and the free and corporate act and deed of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and official seal.

[SEAL]

/s/ Brian Robert Hylander Brian Robert Hylander, Attorney at Law Notary Public, State of Ohio My Commission has no expiration date, Section 147.03 O.R.C.

[Signature Page to Forty-Eighth Supplemental Indenture]

IN WITNESS WHEREOF I have hereunto set my hand and official seal.

[SEAL]

THE BANK OF NEW YORK MELLON,

as Trustee

By /s/ Efren Almazan
Efren Almazan
Vice President

[SEAL]

Attest:

/s/ Thomas O. Hacker
Thomas O. Hacker

Vice President

Signed and acknowledged in our presence by

The Bank of New York Mellon.

/s/ Leslie Morales

/s/ Glenn McKeeven

[Signature Page to Forty-Eighth Supplemental Indenture]

STATE OF NEW YORK,          )    ss.:
COUNTY OF NEW YORK,      )

On this 30th day of July, 2015, personally appeared before me, a Notary Public within and for said County in the State aforesaid, Efren Almazan and Thomas O. Hacker, to me known and known to me to be, respectively, a Vice President and a Vice President of THE BANK OF NEW YORK MELLON, one of the corporations which executed the foregoing instrument, who severally acknowledged that they did sign and seal said instrument as such Vice President and Vice President for and on behalf of said corporation and that the same is their free act and deed as such Vice President and Vice President, respectively, and the free and corporate act and deed of said corporation; and said Efren Almazan being by me duly sworn, did depose and say: that he resides in Warren County, New Jersey that he is a Vice President of THE BANK OF NEW YORK, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of such corporation; and that he signed his name thereto by like order.

IN WITNESS WHEREOF I have hereunto set my hand and official seal.

[SEAL]

/s/ Christopher J. Traina
Notary Public, State of New York

[Signature Page to Forty-Eighth Supplemental Indenture]

This instrument prepared by

/s/ Joseph P. Hadley
Joseph P. Hadley
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017

[Signature Page to Forty-Eighth Supplemental Indenture]

EXHIBIT A

[FORM OF SERIES A NEW BOND]

This bond is not transferable except to a successor trustee under the Trust Indenture, dated as of August 1, 2015, between Ohio Air Quality Development Authority relating to its Collateralized Air Quality Development Revenue Refunding Bonds, 2015 Series A (The Dayton Power and Light Company Project) and The Bank of New York Mellon, as trustee.

No.	$[_]

THE DAYTON POWER AND LIGHT COMPANY
(Incorporated under the laws of the State of Ohio)

First Mortgage Bond,
Variable Rate Pollution Control Series 2015-A Due 2040
Due November 1, 2040

THE DAYTON POWER AND LIGHT COMPANY, a corporation of the State of Ohio (hereinafter called the Company), for value received, hereby promises to pay to [_______], as Series A Project Bond Trustee (as hereinafter defined) or registered assigns, at the office or agency of the Company in the Borough of Manhattan, The City of New York, [_] Dollars on November 1, 2040, unless called for earlier redemption, or on any other date the amount of principal of the Series A Project Bonds (as hereinafter defined) becomes due and payable (whether by redemption, upon acceleration, tender for purchase or otherwise) in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, and to pay to the registered owner hereof interest thereon from the interest payment date to which interest has been paid or duly provided for last preceding the date hereof (unless the date hereof is an interest payment date to which interest has been paid or duly provided for, in which case from the date hereof, or, if no interest has been paid or duly provided for, from August 3, 2015), at such rate or rates per annum on each interest payment date (as hereinafter defined) as shall cause the amount of interest payable on such interest payment date on this Bond to equal the amount of interest payable on such interest payment date on the corresponding Series A Project Bonds (as hereinafter defined), such interest to be payable on the same dates as interest is payable on said Series A Project Bonds (each such date herein called “an interest payment date”) until the maturity of this Bond, or if this Bond shall be duly called for redemption, until the redemption date, or if the Company shall default in the payment of the principal amount of this Bond, until the Company’s obligation with respect to the payment of such principal shall be discharged as provided in the Indenture (as hereinafter defined). The amount of interest payable on each interest payment date shall be computed on the same basis as the amount of interest is computed on the corresponding said Series A Project Bonds; provided, however, that the aggregate amount of interest payable on any interest payment date shall not exceed an amount which results in an interest rate of more than the Series A Maximum Interest Rate (as such term is defined in the Forty-Eighth Supplemental Indenture referred to herein) per

Exh. A-1

annum on the aggregate principal amount of the Series A New Bonds (as hereinafter defined) outstanding on that interest payment date.

The interest payable on any interest payment date shall be paid to the holder in whose name this Bond is registered on the Record Date (as such term is defined in Article One of the Forty-Eighth Supplemental Indenture referred to above), except that if the Company shall default in the payment of any installment of interest on this Bond, such interest in default shall be paid to the holder in whose name this Bond is registered at the close of business on a date established for the payment of such defaulted interest by the Trustee in any lawful manner. This Bond shall be payable as to principal, premium, if any, and interest in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in the Borough of Manhattan, The City of New York.

This Bond is one of an issue of First Mortgage Bonds (hereinafter called the Bonds) of the Company issued and to be issued in series under and pursuant to and equally secured by an indenture of mortgage and deed of trust dated as of October 1, 1935, executed by the Company to Irving Trust Company (now The Bank of New York Mellon), as Trustee, as said indenture has been amended and supplemented as hereinafter stated, and is one of a series of said First Mortgage Bonds, which series is designated as the First Mortgage Bonds, Variable Rate Pollution Control Series 2015-A Due 2040, of the Company (hereinafter called the Series A New Bonds) created and described in a Forty-Eighth Supplemental Indenture dated as of August 1, 2015, executed by the Company to The Bank of New York Mellon, as Trustee. Subsequent to the execution and delivery of said indenture of mortgage and deed of trust there have been executed and delivered forty-eight indentures supplemental thereto, including said Forty-Eighth Supplemental Indenture dated as of August 1, 2015, and the Forty-Ninth Supplemental Indenture dated as of August 1, 2015, executed by the Company and The Bank of New York Mellon, as Trustee, supplementing and amending as therein set forth certain provisions thereof. Said indenture of mortgage and deed of trust and such supplemental indentures collectively are hereinafter sometimes called the “Indenture.”

For a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the Bonds and of the Trustee therein and thereto, the duties and immunities of the Trustee, and the terms and conditions upon which the Bonds are issued and secured, reference is hereby made to the Indenture. The rights and obligations of the Company and of the holders and registered owners of the Bonds of this issue may be modified or amended at the request of the Company by an indenture or indentures supplemental to the Indenture, executed pursuant to the consent in writing of the holders or registered owners of a majority in principal amount of the Bonds then outstanding affected by such modification or amendment, all in the manner and subject to the limitations set forth in the Indenture, any consent by the holder or registered owner of any Bond being conclusive and binding upon such holder or registered owner and upon all future holders and owners of such Bond, irrespective of whether or not any notation of such consent is made upon such Bond; provided that no such modification or amendment by such supplemental indenture shall extend the maturity of, or reduce the rate of interest on, or otherwise modify the terms of payment of the principal or interest of, this Bond, which obligations are absolute and unconditional, nor permit the creation of any lien ranking prior to or equal with the lien of the Indenture on any of the mortgaged

Exh. A-2

property. Notwithstanding the foregoing, pursuant to such Forty-Eighth Supplemental Indenture, the holders of the Bonds, by their acceptance and holding hereof, consent and agree to the amendments provided for in Article Four of such Forty-Eighth Supplemental Indenture. The Series A New Bonds are to be issued by the Company to the Ohio Air Quality Development Authority (hereinafter called the Authority), or its assignee, to evidence and secure the obligations of the Company to repay the loan of the proceeds of the sale of the Series A Project Bonds (as hereinafter defined) made by the Authority to the Company, pursuant to a certain Loan Agreement, dated as of August 1, 2015, between the Authority and the Company, to assist in the refunding of the Refunded Bonds (as such term is defined in the Forty-Eighth Supplemental Indenture referred to above) and the financing of the Company’s portion of additional costs of acquisition, construction and installation of certain air quality facilities (as that term is defined and used in Section 3706.01 of the Ohio Revised Code) installed in connection with: Units 7 and 8 at the Miami Fort Generating Station located in Hamilton County, Ohio as to which the Company at the date hereof owns an undivided 36% interest as tenant in common with another public utility company; Unit 2 at the Killen Generating Station located in Adams County, Ohio as to which the Company at the date hereof owns an undivided 67% interest as tenant in common with another public utility company; Units 1-4 at the J. M. Stuart Generating Station located in Brown and Adams Counties, Ohio as to which the Company at the date hereof owns an undivided 35% interest as tenant in common with two other public utility companies; and Unit 4 at the Conesville Generating Station in Coshocton County, Ohio as to which the Company at the date hereof owns an undivided 16.5% interest as tenant in common with two other public utility companies (such interests in said facilities being hereinafter called the Project). The loan by the Authority in respect of the Refunded Bonds and the Project is to be funded by the proceeds derived from the sale by the Authority of State of Ohio Collateralized Air Quality Development Revenue Refunding Bonds, 2015 Series A (The Dayton Power and Light Company Project) in the aggregate principal amount of $100,000,000 (hereinafter called the Series A Project Bonds). The Series A Project Bonds are to be issued under a certain Trust Indenture, dated as of August 1, 2015 (hereinafter called the Series A Project Bonds Indenture), between the Authority and The Bank of New York Mellon, as Trustee (hereinafter in such capacity called the Series A Project Bond Trustee) and the Series A New Bonds are to be assigned by the Authority to the Series A Project Bond Trustee as security for the payment of the principal of, and premium, if any, and interest on, the Series A Project Bonds and are to be delivered by the Company on behalf of the Authority directly to the Series A Project Bond Trustee. The Series A New Bonds shall not be assignable or transferable except as may be required to effect a transfer to any successor trustee under the Series A Project Bond Indenture, or, subject to compliance with applicable law, as may be involved in the course of the exercise of rights and remedies consequent upon an Event of Default under the Series A Project Bond Indenture.

In the event any Series A Project Bonds shall be surrendered to the Series A Project Bond Trustee for cancellation pursuant to the Series A Project Bonds Indenture (except upon exchange for other Series A Project Bonds), Series A New Bonds equivalent in principal amount to such Series A Project Bonds shall be deemed to have been paid, but only when and to the extent (a) so noted on the schedule of payments hereon by an agency of the Company and (if such agency is not the Trustee) written notice by such agency of such notation has been received by the Trustee or (b) such Series A New Bond is surrendered to and canceled by the Trustee as provided in the next paragraph; and in the event and to the extent the principal of, or premium, if any, or interest on, any Series A Project Bonds shall be paid or deemed to be paid, an equal amount of principal

Exh. A-3

or premium, if any, or interest, as the case may be, payable with respect to an aggregate principal amount of corresponding Series A New Bonds equal to the aggregate principal amount of such Series A Project Bonds shall be deemed to have been paid, but, in the case of such payment of principal, only when and to the extent (i) so noted on the schedule of payments hereon by an agency of the Company and (if such agency is not the Trustee) written notice by such agency of such notation has been received by the Trustee or (ii) such Series A New Bond is surrendered to and canceled by the Trustee as provided in the next paragraph. When any such payment of principal of this Bond is made, it shall be surrendered by the registered owner hereof to an agency of the Company for such notation and notification or to the Trustee for cancellation.

In the event that this Bond shall be deemed to have been paid in full, this Bond shall be surrendered to the Trustee for cancellation. In the event that this Bond shall be deemed to have been paid in part, this Bond may, at the option of the registered owner, be surrendered to the Trustee for cancellation, in which event the Trustee shall cancel this Bond and the Company shall execute and the Trustee shall authenticate and deliver Series A New Bonds in authorized denominations in aggregate principal amount equal to the unpaid balance of the principal amount of this Bond.

The Series A New Bonds are subject to mandatory redemption by the Company prior to maturity at any time in whole or in part as provided in Section 5 of Article One of the Forty-Eighth Supplemental Indenture at a redemption price of 100% of the principal amount to be redeemed, plus accrued interest, if any, to the redemption date.

The Series A New Bonds are subject to extraordinary optional redemption by the Company prior to maturity at any time in whole or in part as provided in Section 6 of Article One of the Forty-Eighth Supplemental Indenture at a redemption price equal to 100% of the principal amount to be redeemed, plus accrued interest, if any, to the redemption date.

The Series A New Bonds are subject to optional redemption by the Company prior to maturity at any time in whole or in part as provided in Section 7 of Article One of the Forty-Eighth Supplemental Indenture at the same redemption price, plus accrued interest, if any, to the redemption date, as shall be payable on the Series A Project Bonds to be redeemed concurrently therewith.

Any redemption of the Series A New Bonds shall be made after written notice to the registered owner of such Series A New Bonds, sent by the Trustee by mail, first class postage prepaid, or hand delivered at least 30 days and not earlier than 60 days before the redemption date, unless a shorter notice period is consented to in writing by the registered owner or owners of all Series A New Bonds and such consent is filed with the Trustee, and shall be made in the manner provided in Section 8 of Article One of the Forty-Eighth Supplemental Indenture, subject to the provisions of the First Mortgage as amended.

The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture, upon the happening of a completed default as provided in the Indenture.

Exh. A-4

This Bond may be exchanged for a like principal amount of other Series A New Bonds, or transferred as prescribed in the Indenture by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this Bond and thereupon a new registered Series A New Bond or Series A New Bonds without coupons for a like principal amount and of authorized denominations will be issued in exchange therefor as provided in the Indenture. The Company and the Trustee may deem and treat the person in whose name this Bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal and premium, if any, and interest due hereon and for all other purposes.

No service charge will be made for any such exchange or transfer of Series A New Bonds, but the Company may require payment of a sum sufficient to cover any stamp tax or other governmental charge payable in connection therewith.

The Series A New Bonds are issuable as registered Bonds without coupons in denominations of $5,000 and any integral multiple of $5,000.

No recourse shall be had for the payment of the principal of, or premium, if any, or interest on, this Bond, or under or upon any obligation, covenant or agreement contained in the Indenture, against any incorporator, or any past, present, or future subscriber to capital stock, shareholder, officer or director, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, under any present or future rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, shareholders, officers and directors being released by the registered owner hereof by the acceptance of this Bond and being likewise waived and released by the terms of the Indenture.

This Bond shall not become valid or obligatory for any purpose until The Bank of New York Mellon, the Trustee under the Indenture, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

Exh. A-5

IN WITNESS WHEREOF, The Dayton Power and Light Company has caused this Bond to be executed in its name by the manual or facsimile signature of its President or any Vice President and its corporate seal to be hereunto affixed or a facsimile thereof reproduced hereon and attested by the manual or facsimile signature of its Corporate Secretary or an Assistant Corporate Secretary.

Dated:

[SEAL]

THE DAYTON POWER AND LIGHT COMPANY

By:
[President] [Vice President]

Attest:
[Corporate Secretary] [Assistant Corporate Secretary]

Exh. A-6

TRUSTEE’S CERTIFICATE

This Bond is one of the Bonds of the Series designated therein, described in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

Exh. A-7

Bonds of the Variable Rate Pollution Control Series 2015-A Due 2040

SCHEDULE OF PAYMENTS

Principal Payment	Unpaid Principal Amount	Redemption Premium	Interest Payment	Agency of the Company Making Notation	Authorized Officer	Title

Exh. A-8

Exhibit B

(Legal Description)

[To be attached upon filing, where applicable]

Exh. B-1